                                                                      Exhibit 10

                           DATED AS OF MARCH 24, 2000





                              HECLA MINING COMPANY
                                   as Borrower

                          STANDARD BANK LONDON LIMITED
                                as Initial Lender

                          STANDARD BANK LONDON LIMITED
                               as Collateral Agent

                                       and

                          STANDARD BANK LONDON LIMITED
                             as Administrative Agent



                          -----------------------------

                               FACILITY AGREEMENT

                          -----------------------------







                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA
                               Tel: 020 7638 1111
                               Fax: 020 7972 7990
                             TCW/627S00008/1630708.5

                                      INDEX

1. DEFINITIONS; INTERPRETATION


1.1   Defined Terms
1.2   Use of Defined Terms
1.3   Accounting and Financial Determinations
1.4   Change in Accounting Principles
1.5   General Provisions as to Certificates and Opinions, etc.
1.6   Interpretation
2.    COMMITMENTS AND PROCEDURES FOR MAKING LOANS;
      CONTINUATION PROCEDURES
2.1   Commitments; Making Loans
2.2   Continuation Elections
2.3   Records
2.4   Funding
2.5   Obligations Several
3.    PRINCIPAL PAYMENTS; INTEREST; FEES
3.1   Principal Payments
3.2   Interest Payments
3.3   Fees
4.    INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL
      PAYMENT PROVISIONS
4.1   Dollars Unavailable
4.2   Increased Costs, etc.
4.3   Funding Losses
4.4   Increased Capital Costs
4.5   Illegality
4.6   Taxes
4.7   Mitigation
4.8   Payments, Computations, etc.
4.9   Proration of Payments
4.10  Set-off
4.11  Application of Proceeds
5.    CONDITIONS PRECEDENT TO MAKING LOANS
5.1   Initial Loans
6.    REPRESENTATIONS AND WARRANTIES
6.1   Organization, Power, Authority, etc.
6.2   Due Authorization; Non-Contravention
6.3   Validity, etc.
6.4   Financial Information
6.5   Legal Status
6.6   Absence of Default
6.7   Litigation, etc.
6.8   Materially Adverse Effect
6.9   Taxes and Other Payments
6.10  Subsidiaries
6.11  Environmental Warranties
6.12  ERISA Liabilities
6.13  Regulations T, U and X
6.14  Government Regulation

6.15  Pari Passu
7.    COVENANTS
7.1   Informational and Financial Covenants
7.2   Affirmative Covenants
7.3   Negative Covenants
8.    EVENTS OF DEFAULT
8.1   Events of Default
8.2   Action if Bankruptcy
8.3   Action if Other Event of Default
9.    THE AGENTS
9.1   Actions
9.2   Funding Reliance, etc.
9.3   Exculpation
9.4   Successors
9.5   Loans by Standard Bank
9.6   Standard Bank as Administrative Agent
9.7   Credit Decisions
9.8   Copies, etc.
10.   MISCELLANEOUS
10.1  Waivers, Amendments, etc
10.2  Notices
10.3  Costs and Expenses
10.4  Indemnification
10.5  Survival
10.6  Severability
10.7  Headings
10.8  Counterparts; Effectiveness
10.9  Governing Law; Entire Agreement
10.10 Successors and Assigns
10.11 Sale and Transfer of Loans; Participations in Loans
10.12 Other Transactions
10.13 Forum Selection and Consent to Jurisdiction; Waiver of Immunity
10.14 Waiver of Jury Trial

                             SCHEDULES AND EXHIBITS

SCHEDULE I  Disclosure Schedule
SCHEDULE II Additional Costs Rate
EXHIBIT A   Borrowing Notice
EXHIBIT B   Continuation Notice
EXHIBIT C   Lender Assignment Agreement
EXHIBIT D   Agreement to Release
EXHIBIT E   Subsidiary Security Agreement
EXHIBIT F-1 Opinion of Debevoise & Plimpton, New York
            counsel to the Finance Parties
EXHIBIT F-2 Opinion of Michael B White, Vice President,
            General Counsel and Secretary of Hecla Mining
EXHIBIT G   Process Agent Acceptance

THIS FACILITY AGREEMENT is dated as of March 24, 2000 (this "Agreement")

AMONG:-

(1) HECLA MINING COMPANY, a Delaware corporation ("Hecla Mining" or the "Borrower");

(2) STANDARD BANK LONDON LIMITED, a bank organized under the laws of England ("Standard Bank"), as the initial lender (in such capacity, the "Initial Lender");

(3) STANDARD BANK LONDON LIMITED, in its capacity as the collateral agent (in such capacity, the "Collateral Agent"); and

(4) STANDARD BANK LONDON LIMITED, in its capacity as the administrative agent (in such capacity, the "Administrative Agent").

WITNESSETH:-

WHEREAS, Hecla Mining and its Subsidiaries (such and other capitalized terms used as defined in Section 1.1) are active in the exploration and development of precious metals and industrial minerals in the United States and other jurisdictions;

WHEREAS, Hecla Mining is party to (1) the Restated Credit Agreement as of May 7, 1999, as amended prior to the date hereof (the "Nationsbank Credit Agreement") among Hecla Mining, as borrower, certain subsidiaries of Hecla Mining, the bank parties thereto and Nationsbank, N.A., now known as Bank of America, N.A. ("Bank of America") as agent and (2) the Subordinated Loan Agreement dated as of June 25, 1999 and amended as of July 19, 1999 (as so amended, the "Existing Standard Credit Agreement") among Hecla Mining, as borrower, Standard Bank, as initial lender, Standard Bank, as collateral agent, and Standard Bank, as collateral agent;

WHEREAS, in order to refinance the Indebtedness arising under the Nationsbank Credit Agreement (other than, subject at all times to the terms of this Agreement, with respect to the Industrial Revenue Bonds) and for general corporate purposes, the Borrower has requested that the Initial Lender make funds available to it and the Initial Lender is willing to make such loans available to the Borrower on the terms and subject to the conditions of this Agreement and the other Loan Documents; and

WHEREAS, the Nationsbank Credit Agreement is currently secured, inter alia, by the shares of certain of Hecla Mining's Subsidiaries, and it is a condition precedent to the making of the Loans hereunder that such security be released and that certain assets be pledged in favor of the Collateral Agent, as more particularly set forth in the Subsidiary Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:-

1.   DEFINITIONS; INTERPRETATION

1.1  Defined Terms

     The following terms, when used in this Agreement, including its preamble and recitals, shall have the following meanings:

     "Account Control Agreement" means the account control agreement dated on or about the date hereof between the Borrower and Bank of America, as agent and individually.

     "Additional Costs Rate" means, for any Interest Period, the applicable rate determined by the Administrative Agent and the relevant Lenders in accordance with Schedule II.

     "Administrative Agent" is defined in the preamble.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any compensation, welfare or similar plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

     (a) to vote twenty percent (20%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or

     (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agents" means, collectively, the Administrative Agent and the Collateral Agent.

     "Aggregate Commitment Amount" means U.S.$55,000,000, as may be reduced pursuant to Section 2.1(d).

     "Agreement" is defined in the preamble.

     "Agreement to Release" means the Agreement executed by Bank of America, the Borrower and the Collateral Agent, substantially in the form at Exhibit D attached hereto.

     "Applicable Law" means, with respect to any Person or matter, any supranational, national, provincial, federal, state, regional or local statute, law, rule, treaty, convention, regulation, order, decree or other requirement relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof (in each case, whether or not having the force of law, but if not having the force of law, such statute, law, etc. being of the type with which such Person would comply in the ordinary course of business).

     "Applicable Margin" means two and one quarter per cent (2.25%) per annum.

     "Approval" means each and every approval, authorization, license, permit, consent, filing and registration by or with any Governmental Agency or other Person necessary for the execution, delivery or performance of this Agreement or any other Loan Document or for the validity or enforceability hereof or thereof.

     "Approved Credit Quality" means at least A-1 (or any successor rating) by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. and/or P-1 (or any successor rating) by Moody's Investors Services, Inc.

     "Approved Sale Transaction" means the sale or other disposition by the Borrower of its interest in Greens Creek or any of its Material Subsidiaries (but excluding for the avoidance of doubt MWCA) and/or the associated business or the assets (in whole or in substantial part) of any of the foregoing, where the resulting Net Sales Proceeds are used to prepay the Loans pursuant to Section 3.1.2.

     "Assignee Lender" is defined in Section 10.11.1.

     "Assignor Lender" is defined in Section 10.11.1.

     "Authorized Representative" means those officers of the Borrower whose signatures and incumbency shall have been certified pursuant to Section 5.1.1.

     "Bank of America" is defined in the second recital.

     "Borrower" is defined in the preamble.

     "Borrowing Date" means the Business Day on which Loans are made pursuant to Section 2.1.

     "Borrowing Notice" means a loan request and certificate duly executed by an Authorized Representative of the Borrower, substantially in the form of Exhibit A attached hereto.

     "Business Day" means:-

     (a) any day which is not Saturday, Sunday, a legal holiday or any other day on which banks are closed in London, England or New York, New York; and

     (b) relative to the making, continuing or the calculation of the LIBO Rate, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, for any period and with respect to any Person, the sum of:

     (a) the aggregate amount of all expenditures of such Person for fixed or capital assets (including expenditure incurred in connection with
         deferred  development  costs)  made  during  such  period  which,   in
         accordance   with   U.S.   GAAP,  would  be  classified   as   capital
         expenditures; and

     (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "Capitalized Lease Liabilities" means all monetary obligations of any Person under any leasing or similar arrangement which, in accordance with U.S. GAAP, would be classified as capitalized leases, and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with U.S. GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:

     (a) any security, maturing not more than one year after the purchase thereof, issued by the United States Treasury that is maintained in book-entry form on the records of a Federal Reserve Bank in the United States;

     (b) commercial paper, maturing not more than nine months from the date of issue, which (i) has a rating of at least Approved Credit Quality and
         (ii) is issued or guaranteed by a company (other than the Borrower or any Affiliate thereof) or a bank or commercial financial institution; or

     (c) any negotiable certificate of deposit or banker's acceptance denominated in Dollars, maturing not more than one year after the purchase thereof, or any money market funds in any case issued (or, in the case of a banker's acceptance, accepted) by a commercial banking institution organized under the laws of an OECD member country that has a combined capital and surplus and undivided profits of not less than U.S.$1,000,000,000 (or the equivalent thereof in any other currency).

     "Change in Control" means the occurrence of either of the following events:-

     (a) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, and including holding proxies to vote for the election of directors other than proxies held by the Borrower's management or their designees to be voted in favor of Persons nominated by the Borrower's Board of Directors) of 25% or more of the outstanding voting securities of the Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower); or

     (b) a majority of the directors of the Borrower shall consist of Persons not nominated by the Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

     "Collateral Agent" is defined in the preamble.

     "Commitment" means each Lender's obligation to make, maintain and/or continue its Loans in an amount equal to its Commitment Amount in each case pursuant to the terms and subject to the conditions of this Agreement.

     "Commitment Amount" means (a) relative to any Initial Lender, the amount set forth opposite its name on the signature pages hereto under the heading "Commitment Amount" and (b) relative to any Assignee Lender, the amount under the heading "Commitment Amount" assumed from the Assignor
     Lender pursuant to the Lender Assignment Agreement by which such Assignee Lender became a party to this Agreement, in each case as such amount may be adjusted pursuant to any Lender Assignment Agreement pursuant to which such Assignor Lender or Assignee Lender, as the case may be, is a party.

     "Commitment  Termination  Date"  means  the  earliest  to  occur   of   the
     following:-

     (a) April 30, 2000;

     (b) the occurrence of any Enforcement Event;

     (c) the  Borrowing Date on which the Loans shall have been made pursuant to
         Section 2.1; and

     (d) the termination of the Commitments pursuant to Section 2.1(d).

     "Contingent  Liability" means any agreement, undertaking or arrangement  by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation Notice" means a notice of continuation and certificate duly executed by an Authorized Representative of the Borrower, substantially in the form of Exhibit B attached hereto.

     "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Default" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

     "Disclosure  Schedule"  means the Disclosure Schedule  attached  hereto  as
     Schedule I.

     "Dollar" and the sign "U.S.$" mean lawful money of the United States.

     "Effective Date" is defined in Section 10.8.

     "Enforcement Event" means either:-

     (a) an Insolvency Event; or

     (b) the occurrence of any other Event of Default and the acceleration of the Obligations pursuant to Section 8.3.

     "Environmental Law" means, with respect to any Person, any Applicable Law relating to or imposing liability or standards of conduct concerning public health and safety and the protection of the environment that is applicable to such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means the Borrower and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV or ERISA maintained by any ERISA Affiliate with respect to which any Related Person has a fixed or contingent liability.

     "Event of Default" is defined in Section 8.1.

     "Existing Standard Credit Agreement" is defined in the second recital.

     "Facility" means the Loans and the financial accommodations made to the Borrower in connection therewith.

     "Finance Parties" means, collectively, the Lenders and the Agents.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System.

     "Governmental Agency" means any supranational, national, federal, state, regional or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

     "Greens Creek" means the Greens Creek gold mine operated pursuant to the Restated Mining Venture Agreement, dated May 6, 1994, as amended prior to the date hereof, between Kennecott Greens Creek Mining Company, Hecla Mining and CSX Alaska Mining Inc.

     "Greens Creek Financing" means any financing of any potential purchase by the Borrower or any of its Subsidiaries of the remaining interest (not currently held by the Borrower) in Greens Creek and any project financing of Greens Creek.

     "Hazardous Material" means:

     (a) any  pollutant  or  contaminant  or  hazardous,  dangerous  or   toxic
         chemical, material, substance or waste within the meaning of any Environmental Law; or

     (b) any petroleum product.

     "Hecla Mining" is defined in the preamble.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under commodity swap agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options and arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or metal prices.

     "Impermissible Qualification" means, relative to the opinion or report of any independent certified public accountant or any independent chartered accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or report:

     (a) which is of a "going concern" or similar nature;

     (b) which relates to any limited scope of examination of matters relevant to such financial statement which has resulted from any action of the Borrower the result of which is, directly or indirectly, to prevent such accountant from making such examination as such accountant deems appropriate.

     "Indebtedness" of any Person means, without duplication:

     (a) all obligations of such Person for borrowed money or metals and all obligations evidenced by bonds, debentures, notes, or other similar Instruments on which interest charges are customarily paid;

     (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances and similar instruments, in each such case issued for the account of such Person;

     (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with U.S. GAAP, recorded as Capitalized Lease Liabilities;

     (d) net payment liabilities of such Person under all Hedging Obligations;

     (e) whether or not so included as liabilities in accordance with U.S. GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being
         purchased  by  such  Person  (including  indebtedness  arising   under
         conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

     (f) all Contingent Liabilities of such Person in respect of any of the foregoing items which are the obligations of any other Person.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Industrial Revenue Bonds" means the U.S. $9,800,000 aggregate principal amount of Solid Waste Disposal Revenue Bonds (Hecla Mining Company Project) Series 1997.

     "Initial Lender" is defined in the preamble.

     "Insolvency  Event"  means  the occurrence  of  any  Default  described  in
     Section 8.1.6.

     "Instrument" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any Lien (or right or interest therein) is granted or perfected or purported to be granted or perfected.

     "Interest Period" means, relative to any Loan:

     (a) initially, the period from the date such Loan was made on the Borrowing Date to the day which numerically corresponds to such date one, two, three or six months thereafter (or such other date as agreed between all the Lenders and the Borrower but, subject, at all times to the provisions of Section 4.1);

     (b) thereafter, each period from the last day of the immediately preceding Interest Period applicable to such Loan to the day which numerically corresponds to such date one, two, three or six months thereafter (or such other date as agreed between all the Lenders and the Borrower and, subject as provided in clause (a)) as the Borrower may irrevocably select in the relevant Continuation Notice delivered pursuant to Section 2.2;

     provided, however, that:

     (c) absent the timely selection of an Interest Period for a then outstanding Loan, the Borrower shall be deemed to have selected an Interest Period identical to that then in effect with respect to such Loan;

     (d) if such Interest Period for any Loan would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (e) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period for any Loan that would end later than the Maturity Date;

     (f) at any one time, there shall only be permitted to be in effect a maximum of four Interest Periods with respect to the Loans; and

     (g) the Administrative Agent shall be able to select Interest Periods satisfactory to it pursuant to the terms and conditions of Section
         3.2.2 or after any Enforcement Event.

     "Investment" means, relative to any Person and without duplication:

     (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

     (b) any Contingent Liability entered into by such Person; and

     (c) any ownership or similar interest held by such Person in any other Person.

     The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other
     Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "La Camorra Credit Agreement" means the credit agreement, dated as of June 25, 1999, between (1) Hecla Resources Investments Limited, as borrower,
     (2) MHV, as additional obligor, (3) the lenders party thereto and (4) Standard Bank, as administrative agent and collateral agent.

     "Lender Assignment Agreement" means an Assignment Agreement, duly executed by an Assignor Lender and an Assignee Lender, substantially in the form of Exhibit C attached hereto.

     "Lenders"  means,  collectively,  the  Initial  Lender  and  the   Assignee
     Lenders.

     "Lending Office" means (a) with respect to each Initial Lender, the office of such Initial Lender designated as such below its signature hereto or such other office of such Initial Lender as may be designated from time to time by notice from such Initial Lender to the Administrative Agent and the Borrower, (b) with respect to each Assignee Lender, the office of such Assignee Lender designated as such in the Lender Assignment Agreement pursuant to which it became a Lender or as may be designated from time to time by notice from such Assignee Lender to the Administrative Agent and the Borrower and (c) with respect to the Administrative Agent, the office of the Administrative Agent designated as such from time to time by notice to the Borrower and each Lender.

     "LIBO Rate" means:-

     (a) the rate (rounded upwards, if necessary, to the nearest four decimal places) which is the offered rate at or about 11.00 a.m. two Business Days prior to the relevant Interest Period for Dollar deposits for a period equal to the relevant Interest Period which appears on the display designated as the British Bankers' Association Interest Settlement Rate as quoted on the Reuters' Screen page no. LIBOR = (or such other page or service as may replace page no. LIBOR = of such service (as the case may be)) for the purpose of so displaying the British Bankers' Association Interest Settlement Rate for London interbank offered rates and, in the absence of any such replacement page or service, such other page of such other service as the Administrative Agent, the relevant Lenders and the Borrower may agree, or

     (b) if no relevant rate appears on Reuters' Screen page no. LIBOR = or if such Reuters' Screen page is unavailable at the relevant time the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the respective rates, as supplied to the Administrative Agent at its request, quoted by the Reference Banks to prime banks in the London Interbank Market at or about 11.00 a.m. two Business Days prior to the relevant Interest Period in an amount comparable to the amount of the relevant Loans and for a period equal to the Interest Period for delivery on the first day of that Interest Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" means any Lender's loans under this Agreement, whatever outstanding or to be made.

     "Loan Documents" means, collectively, this Agreement, the Subsidiary Security Agreement, the Agreement to Release and each other Instrument executed by the Borrower or any Affiliate of any thereof evidencing any obligation (monetary or otherwise) in connection with and pursuant to this Agreement and the transactions contemplated hereby and representing obligations incurred to any of the Finance Parties.

     "Material Subsidiary" means any direct or indirect Subsidiary of the Borrower designated as such in Item 3 ("Subsidiaries") of the Disclosure Schedule and any other Subsidiary of the Borrower with assets in excess of U.S.$1,000,000 (or its equivalent in any other currency).

     "Materially Adverse Effect" means an effect, resulting from any occurrence of whatever nature (including any adverse determination in any labor controversy, litigation, arbitration or governmental investigation or proceeding), which is materially adverse to the ability of the Borrower to make any payment or perform any other material obligation required under any Loan Document to which it is a party.

     "Maturity" means, relative to the Loans, any date on which the Loans are stated to be due and payable, in whole or in part, whether by required repayment, prepayment, declaration or otherwise.

     "Maturity Date" means April 10, 2001.

     "MHV" means Minera Hecla Venezolana, C.A., a company organized under the laws of Venezuela.

     "MWCA" means MWCA, Inc., an Idaho corporation.

     "Nationsbank Credit Agreement" is defined in the second recital.

     "Net Sales Proceeds" means with respect to any Approved Sale Transaction by any Person, the difference of (a) gross sales proceeds received by such Person from such Approved Sale Transaction minus, (b) costs paid by such Person for all legal, underwriting, printing, advisory, technical and similar services in connection with such Approved Sale Transaction minus,
     (c) any Indebtedness assumed or incurred by such Person in connection with such Approved Sale Transaction.

     "Obligations" means all obligations of the Borrower with respect to the repayment or performance of all obligations (monetary or otherwise) arising under or in connection with the Facility.

     "OECD" means the Organization for Economic Cooperation and Development.

     "Organic Document" means the certificate of incorporation and by-laws of the Borrower and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other equity interests.

     "Participant" is defined in Section 10.11.2.

     "Percentage" means, relative to any Lender and at any time, the ratio (expressed as a percentage) of (i) the Principal Amount of such Lender's Loans at such time to (ii) the Principal Amount of all the Lenders' Loans at such time.

     "Permitted Liens" means the Liens permitted pursuant to Section 7.3.3.

     "Person"   means  any  natural  person,  corporation,  partnership,   firm,
     association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Pledged   Share  Issuers"  means,  collectively  Kentucky-Tennessee   Clay
     Company, a Delaware corporation, and K-T Feldspar Corporation, a North Carolina corporation.

     "Principal Amount" means the principal amount of the Loan.

     "Process Agent" is defined in Section 10.13.

     "Process Agent Acceptance" means a letter from the Process Agent to the Administrative Agent, substantially in the form of Exhibit G attached hereto.

     "Regulatory Change" means the occurrence after the Effective Date of any change in or abrogation of, or introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of any:-

     (a) statute, law, rule, or regulation  applicable to any Finance Party, or

     (b) guideline, interpretation, directive, consent decree, administrative order, request or determination (whether or not having the force of law but, if not having the force of law, such guideline, etc. being of the type with which such Finance Party would comply in the ordinary course of business) applicable to such Finance Party of any court, central bank or governmental or regulatory authority charged with the interpretation or administration of any statute, law, rule or regulation referred to in clause (a) or of any fiscal, monetary, or other authority having jurisdiction over such Finance Party.

     "Related Person" means any of the Borrower and each Material Subsidiary.

     "Required Lenders" means, at any time, Lenders having, in the aggregate, a Percentage of more than sixty-six and two-thirds (66 - 2/3%).

     "Requirement of Law" means, as to any Person, its Organic Documents and any Applicable Law or Contractual Obligation binding on or applying to such Person.

     "Securities Pledge and Letter of Credit Agreement" means securities pledge and letter of credit agreement dated on or about the date hereof between the Borrower and Bank of America.

     "Standard Bank" is defined in the preamble.

     "Subsidiary" means with respect to any Person, any corporation at least a majority or more of the outstanding shares of capital stock of which having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Security Agreement" means the Agreement created by Hecla Mining, as grantor, and the Collateral Agent, substantially in the form of Exhibit E attached hereto.

     "Tax Credit" is defined in Section 4.7(b).

     "Tax Payment" is defined in Section 4.7(b).

     "Taxes" means any present or future income, franchise, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature imposed by any taxing authority of any jurisdiction.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (3) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "U.S. GAAP" is defined in Section 1.3.

1.2  Use of Defined Terms

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in this Agreement and each notice and other communication delivered from time to time in connection therewith.

1.3  Accounting and Financial Determinations

     Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles in the U.S. ("U.S. GAAP").

1.4  Change in Accounting Principles

     If, after the Effective Date, there shall be any material change to the Borrower's Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements referred to in Section
     6.4 as a result of the promulgation of rules, regulations, pronouncements or opinions by agencies having jurisdiction over financial reporting and accounting standards which changes result in a change in the method of calculation of, or have an adverse impact on, financial standards or terms applicable to the Borrower found in this Agreement or any other Loan Document, the Borrower and the Administrative Agent agree promptly to enter into negotiations in order to amend such financial standards or terms so as to reflect equitably such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the Required Lenders have given their consent (such consent not to be unreasonably withheld, conditioned or delayed) to the Administrative Agent to such amendments, such Borrower's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements of the Borrower referred to in Section 6.4.

1.5  General Provisions as to Certificates and Opinions, etc.

     Whenever the delivery of a certificate is a condition precedent to the taking of any action by either Agent or any Lender hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of the Borrower to have such action taken, and any certificate executed by the Borrower shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate as of the date stated.

1.6  Interpretation

     Unless a clear contrary intention appears, this Agreement and each other Loan Document shall be construed and interpreted in accordance with the provisions set forth below:-

     (a)  the singular number includes the plural number and vice versa;

     (b) reference to any Person includes such Person's successors, executors, administrators, substitutes and assigns but, if applicable, only if such successors, executors, administrators, substitutes and assigns are permitted by this Agreement or such other Loan Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (c)  reference to any gender includes any other gender;

     (d) reference to any agreement, document or Instrument means such agreement, document or Instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

     (e) reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

     (f) reference to any Applicable Law means such Applicable Law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

     (g) "hereunder", "hereof", "hereto", "herein" and words of similar import shall be deemed references to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Article, Section, clause or other provision hereof or thereof;

     (h) any reference to any particular Article, Section or clause shall be to such Article, Section or clause of this Agreement or such other Loan Document;

     (i) "including" means including without limiting the generality of any description preceding such term;

     (j) relative to the determination of any period of time, "from" means "from (and including)" and "to" means "to (but excluding)";

     (k)  any reference to a time of day is a reference to London time;

     (l) reference to a "company" or "corporation" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction;

     (m) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

     (n) any reference to the "knowledge" of the Borrower or its Authorized Representative with respect to a certain matter means either such Person's actual knowledge with respect to such matter or that of which a Person, in the position of the Borrower or Authorized Representative and acting reasonably, would be expected to have knowledge.

2.   COMMITMENTS AND PROCEDURES FOR MAKING LOANS; CONTINUATION PROCEDURES

2.1  Commitments; Making Loans

     (a) Subject to the terms and on the conditions of this Agreement, the Lenders agree that their Commitments consist of obligations to make, maintain and/or continue Loans, in an amount not to exceed the Aggregate Commitment Amount (for all the Lenders) or each Lender's Commitment Amount. The Loans may be made on a single Borrowing Date during the period from the Effective Date to the Commitment Termination Date.

     (b) By delivering a Borrowing Notice to the Administrative Agent on or before 10:00 a.m., the Borrower may request on any Business Day during the period described in clause (a), on not less than three nor more than five Business Days' notice (counting the date on which such notice is given), that Loans be made by all Lenders on the Borrowing Date set forth in such Borrowing Notice in a principal amount equal to the Aggregate Commitment Amount then in effect. Upon receipt of a Borrowing Notice requesting Loans to be made, the Administrative Agent shall promptly notify each Lender of the contents thereof, and such Borrowing Notice shall not thereafter be revocable by the Borrower.

     (c) Subject to the terms and conditions of this Agreement, the Loans requested to be made in the relevant Borrowing Notice shall be made on the specified Borrowing Date. On such Borrowing Date and subject to such terms and conditions, each Lender shall, on or before 10:00 a.m., credit a specifically designated account of the Administrative Agent at its Lending Office, with an amount of Dollars equal to such Lender's Percentage of the aggregate Principal Amount of the Loans requested to be made. To the extent funds are received by the Administrative Agent from the Lenders in respect of the Loans as requested pursuant to the relevant Borrowing Notice, the Administrative Agent shall make such funds available to the Borrower (or to such accounts as the Borrower may direct, including accounts of Bank of America and Standard Bank in order to repay the Indebtedness (except as set forth in Section 7.3.2(l)) then outstanding under the Nationsbank Credit Agreement and (if the Borrower shall request) the Existing Standard Credit Agreement) by crediting the Principal Amount of such Loans to such account of the Borrower as it may direct.

     (d) The Borrower may, from time to time on any Business Day prior to the Commitment Termination Date upon which there then remains any portion of the Aggregate Commitment Amount, voluntarily reduce the Aggregate Commitment Amount, as then in effect, in whole or, if in part, in multiples of U.S.$1,000,000; provided, however, that the Borrower shall give the Administrative Agent not less than three or nor more then five Business Days prior written notice (counting the date on which such notice is given) of any such reduction which notice shall be irrevocable once given. On the Commitment Termination Date, the Aggregate Commitment Amount (if still remaining) shall, automatically, and without any action by any Person be reduced to zero.

2.2  Continuation Elections

     (a) To continue all or part of a Loan for the same (or for a different) Interest Period, the Borrower must deliver a Continuation Notice to the Administrative Agent no later than 10.00 a.m. five Business Days prior to the expiration of the relevant Interest Period then in effect. To the extent the Borrower wishes to issue a Continuation
          Notice with respect to part (but not all) of the Loans, such Continuation Notice must relate to Loans in an aggregate Principal Amount of multiples of U.S.$1,000,000, and a maximum of four Interest Periods with respect to the Loans may be outstanding at any one time after giving effect thereto.

     (b) (i) Each new Interest Period will commence on the expiration of the preceding Interest Period relating to all or that portion of those Loans made pursuant to a Borrowing Notice or continued pursuant to a Continuation Notice.

          (ii) If the Borrower fails to deliver a Continuation Notice as and when required, it, subject as provided in clauses (d) and (e) of the definition of "Interest Period", will be deemed to have requested that any then current Loan be continued for an Interest Period that is the same as the duration of the Interest Period then currently in effect with respect to that Loan.

     (c)  A Continuation Notice once given shall be irrevocable.

2.3  Records

     Each Lender's Loans shall be evidenced by loan accounts maintained by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence inter alia the date of, the type of, the principal amount of, any repayments of, the interest rate on, and the Interest Period applicable to, the Loans then outstanding to such Lender. Any such account entries indicating the outstanding Principal Amount of Loans outstanding to such Lender shall be prima facie evidence of the Principal Amount thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the amount of, or interest on, such Loans when due. The Administrative Agent shall also maintain records with respect to each of the matters set forth in the first sentence of this Section and each other party hereto agrees to deliver such information to the Administrative Agent as it may reasonably request for the purpose of maintaining such records. In case of any discrepancy between the records of the Administrative Agent and the records of any Lender with respect to any matter referred to in this Section, the records of such Lender shall be deemed to control.

2.4  Funding

     Each Lender may, if it so elects, but subject to Applicable Law, fulfil its obligation to make, maintain or continue any portion of its Loans by causing an offshore branch, Affiliate or banking facility of such Lender to make, maintain or continue such Loans; provided, however, that in such event any Loans shall be deemed to have been made by such Lender, and the obligation of the Borrower to repay such Loan, and pay interest thereon, shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Loan, for the account of such foreign branch, Affiliate or international banking facility; and provided, further, however, that the Borrower shall be under no obligation to pay any amount to such Lender pursuant to Section 4.1, 4.2, 4.3, 4.4, 4.5 or 4.6 which arises solely as a consequence of an election made by such Lender pursuant to this Section.

2.5  Obligations Several

     The obligations of the Lenders to make, maintain and/or continue Loans under this Article are several. No Lender's obligation under this Article shall be affected by any other Lender's failure to meet its obligations hereunder.

3.        PRINCIPAL PAYMENTS; INTEREST; FEES

3.1       Principal Payments

3.1.1     Scheduled Repayment

          The Borrower shall repay the Principal Amount of the Loans in full on the Maturity Date.

3.1.2     Prepayment - Mandatory

     The Borrower shall repay the Principal Amount of the Loans (whether in whole or in part, but if in part, in multiples of U.S. $1,000,000) within five (5) Business Days after the effective financial closing date (however described) of any Approved Sale Transaction to the extent of all Net Sale Proceeds received therefrom.

3.1.3     Prepayments - Voluntary

     In addition to its obligations under Sections 3.1.1 and 3.1.2, the Borrower may, from time to time on any Business Day (subject to Section 4.3) make a voluntary prepayment, in whole or in part, of the then outstanding Principal Amount of all Loans; provided, however, that:

     (a) the Borrower shall give the Administrative Agent not less than five Business Days' prior written notice (counting the date on which such notice is given) of any such voluntary prepayment, which notice, once given, shall be irrevocable; and

     (b) all such partial voluntary prepayments shall be in an aggregate Principal Amount of multiples of U.S.$1,000,000.

3.1.4     Principal Payments Generally

     (a) Each repayment or prepayment of any Loans made pursuant to this Section shall be without premium or payment of any other additional amount, except as may be required pursuant to Section 4.3. Amounts repaid or prepaid may not be re-borrowed. Any repayment or prepayment of the Principal Amount of any Loans shall include accrued interest on the date of repayment or prepayment on the Principal Amount being repaid or prepaid.

     (b) Loans required to be repaid or prepaid pursuant to this Section shall be paid in Dollars.

3.2  Interest Payments

     The Borrower shall make payments of interest in accordance with this Section.

3.2.1     Rate

    The Borrower shall pay interest on the Principal Amount of the Loans outstanding from time to time) at a rate per annum equal to the sum of
    (i) the LIBO Rate, (ii) the Applicable Margin plus (iii) the Additional Costs Rate, if relevant.

3.2.2     Post-Maturity Rate

    After the Maturity of all or any portion of the Principal Amount of the Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment) on the Principal Amount of each Loan so matured or on any such other Obligations, at a rate per annum equal to the sum of (i) the LIBO Rate for such Interest Periods (of a minimum of three months) as the Administrative Agent may from time to time select, (ii) the Applicable Margin, (iii) the Additional Costs Rate (if relevant) plus (iv) two percent (2%).

3.2.3     Payment Dates; Calculation of Interest

     Interest accrued on each Loan shall be payable, without duplication, on:

     (a) the last day of each Interest Period with respect to such Loan (and, in addition to such day, if such Interest Period shall exceed three months, on each date which is the last day of each successive three-monthly period occurring during such Interest Period);

     (b)  the Maturity of such Loan; and

     (c)  with respect to any portion of any Loan repaid or prepaid pursuant  to
          Section 3.1 or 4.5 the date of such repayment or prepayment, as the case may be.

     Interest accrued on each Loan after the Maturity thereof and interest on other overdue amounts, shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest
     Period applicable thereto by the Administrative Agent on the daily outstanding principal amount of such Loans. All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) during the period for which such interest is payable over a year comprised of 360 days. Subject to clauses (d) and
     (e) of the definition of "Interest Period", whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

3.2.4     Rate Determinations

     All determinations by the Administrative Agent of the rate of interest applicable to any Loan shall be conclusive absent demonstrated error.

3.3  Fees

     The Borrower confirms and agrees that it will pay to the Administrative Agent such underwriting, arrangement and agency fees (in such amounts, on such dates and pursuant to such terms) for the account of the Administrative Agent as are described in a letter of even date herewith from the Borrower to the Administrative Agent.

4.   INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL PAYMENT PROVISIONS

4.1  Dollars Unavailable

     (a) If, at any time that the Administrative Agent shall be required to make any determination of the LIBO Rate for any Interest Period and it shall have determined or shall have been notified (for any reason whatsoever)  that  in  the  case of any Loans  outstanding  or  to  be outstanding during such Interest Period, either (x) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Lenders in the London interbank market, or (y) by reason of circumstances affecting the Lenders in the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to such Loan, then the Administrative Agent shall promptly give telephonic notice of such determination confirmed in writing to the Borrower (which determination shall, in the absence of demonstrated error, be conclusive and binding on the Borrower).

     (b) As soon as practicable following the giving of the notice described in clause (a), the Administrative Agent, the affected Lenders acting reasonably and the Borrower shall negotiate for a period not exceeding 30 days with a view to agreeing to an alternative basis for making or maintaining the Loans affected by the circumstances described in clause (a). During such period interest shall accrue on the principal amount of each affected

          Lender's affected Loans at the rate applicable to such Loans immediately prior to the giving of such notice. If no such alternative basis is agreed within such time period, each affected Lender's affected Loans shall bear interest at a rate per annum equal to the sum of (i) the cost to such Lender of funding such Loans (as determined by such Lender which determination shall, in the absence of demonstrated error, be conclusive and binding on the Borrower), (ii) the Applicable Margin plus (iii) the Additional Costs Rate as in effect from time to time with respect to such Lender.

4.2  Increased Costs, etc.

     (a) The Borrower agrees to reimburse each Lender for any increase (other than as specifically covered in any other Section of this Article) in the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans, and for any reduction (other than as specifically covered in any other Section of this Article) in the amount of any sum receivable by such Lender hereunder in respect of making, continuing or maintaining any portion of any such Loans in either case, from time to time by reason of any Regulatory Change (including, solely with respect to any Lender that is a bank or commercial financial institution, with respect to Regulation D of the F.R.S. Board but excluding the Additional Costs Rate (if relevant)), then, in any such event, such Lender shall promptly notify the Administrative Agent and the Borrower thereof stating in reasonable detail the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such notice shall, in the absence of demonstrated error, be conclusive and binding on the Borrower.

     (b) As soon as practicable following the giving of any notice described in clause (a), the affected Lender, the Administrative Agent and the Borrower shall negotiate for a period not exceeding 30 days with a view to avoiding or minimizing the circumstances described in clause
          (a). If no steps mutually agreeable to the affected Lender, the Administrative Agent and the Borrower are decided within such 30 day period, the Borrower may elect either to prepay the principal amount of and interest on such affected Lender's then outstanding Loans (subject, however, to Section 4.3) or pay, within five days after the expiry of such 30 day period, any additional amount required fully to compensate such affected Lender for the increased cost or reduced amount described in clause (a).

4.3  Funding Losses

     In the event that any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of Dollar deposits or other funds acquired by such Lender to make, continue or maintain any portion of the Principal Amount of any Loan) as a result of:-

     (a) any payment or prepayment of the Principal Amount of Loans on a date other than as and when required, whether pursuant to Section 3.1 or otherwise; or

     (b) any action of the Borrower resulting in any Loans not being made or continued, in accordance with the Borrowing Notice or Continuation Notice, as the case may be, as given therefor,

     then, upon the request of such Lender to the Borrower (with a copy to the Administrative Agent) the Borrower shall pay to the Administrative Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Lender to the Administrative Agent and the Borrower and shall, in the absence of demonstrated error, be conclusive and binding on the Borrower.

4.4  Increased Capital Costs

     (a) If any Regulatory Change affects or would affect the amount of capital required to be maintained by any Lender which is a bank or commercial financial institution or any Person controlling such Lender, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such Regulatory Change, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower may, at its option (i) within five days of receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for the portion of such reduction in rate of return which is reasonably allocable to the Facility or (ii) prepay the principal amount of and interest on such affected Lender's then outstanding Loans (subject, however, to Section 4.3). A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of demonstrated error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     (b) Notwithstanding clause (a), the Borrower shall not be obligated to pay any amount to any Lender in respect of any such reduction in the rate of return or increased cost which arises as a consequence of (i) any law or directive implementing the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) the Council of the European Communities Directive of April 17, 1989, on the own funds of credit institutions (89/299/EC) and the Council of the European Communities Directive of December 18, 1989, on a solvency ratio for credit institutions (89/647/EC) to the extent that the impact of any such law or directive can reasonably be calculated at the Effective Date. In addition, no Lender may make any claim for compensation in respect of any such reduction in return or increased cost to the extent that a notification of the event leading to such reduction in the rate or return or increased cost is not given to the Borrower within six months of such Lender's obtaining knowledge thereof.

4.5  Illegality

     (a) If, as the result of any Regulatory Change, any Lender shall determine (which determination, in the absence of demonstrated error, shall be conclusive and binding on the Borrower) that it is unlawful for such Lender to make any Loan or the obligations of such Lender to make such Loan shall, upon such determination (and telephonic notice thereof confirmed in writing to the Administrative Agent and the Borrower), forthwith be suspended until such Lender shall become aware that the circumstances causing such suspension no longer exist and shall forthwith notify the Administrative Agent and the Borrower to such effect, at which time the obligation of such Lender to make such Loan shall be reinstated.

     (b) If, as the result of any Regulatory Change, any Lender shall determine (which determination, in the absence of demonstrated error, shall be conclusive and binding on the Borrower) that it is unlawful for such Lender to continue its Loan, then, upon notice by such Lender to the Administrative Agent and the Borrower, such Lender shall consult with the Borrower and the Administrative Agent for a period of up to 30 days from the date of such notice, with a view to agreeing upon a mutually acceptable alternative arrangement which will avoid or minimize such illegality. If, no steps mutually agreeable to the affected Lender, the Administrative Agent and the Borrower are decided within such 30 day period, the Borrower may, at its option, to the extent not prohibited from doing so by the relevant illegality or unlawfulness, continue such Lender's then outstanding Loans or prepay, within five days after the expiry of such 30 day period (unless required to do so prior thereto) the principal amount of and interest on such affected Lender's then outstanding Loans (subject, however, to Section 4.3).

     (c) If the relevant illegality or unlawfulness makes it unlawful for a Lender to maintain its Loan, then upon notice by such Lender to the Administrative Agent and the Borrower, the Borrower shall, as soon as practicable after receiving such notice, prepay the Principal Amount of any interest on such affected Lender's outstanding Loans (subject, however, to Section 4.3)

4.6  Taxes

     All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable pursuant to the relevant Finance Parties shall be made free and clear of, and without deduction for any Taxes (other than franchise taxes and taxes imposed on or measured by the recipient's net income or receipts). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder or under any other Loan Document is required in respect of any such Taxes pursuant to any Applicable Law, then the Borrower will:-

     (a) pay directly to the relevant authority the full amount to be so withheld or deducted;

     (b)  promptly  forward to the Administrative Agent an official  receipt  or
          other   documentation   satisfactory  to  the   Administrative   Agent
          evidencing such payment to such authority; and

     (c) pay to the Administrative Agent for the account of each Person entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such Person will be equal to the full amount such Person would have received had no such withholding or deduction been required.

     Moreover, if any such Taxes are directly asserted against any Finance Party with respect to any payment received by such Finance Party, such Finance Party may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is or are necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for its own account and/or, as the case may be, the account of the relevant Finance Party, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent or the relevant Finance Party, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Person as a result of any such failure. For the purposes of this Section, a distribution hereunder or under any other Loan Document by the Administrative Agent or any Finance Party, as the case may be, to or for the account of any Finance Party shall be deemed a payment by the Borrower.

     The Finance Parties agree to co-operate with the Borrower in completing and delivering or filing tax-related forms which would reduce or eliminate any amount of the nature referred to in this Section; provided, however, that no Finance Party shall be under any obligation to execute and deliver any such form if, in the reasonable opinion of such Finance Party, completion of any such form could result in an adverse consequence with respect to the business or tax position of such Finance Party.

4.7  Mitigation

     (a)  In the event that the Borrower makes payment of any amount pursuant to
          Section 4.4 or 4.6 or that any Lender seeks payment of an amount pursuant to Section 4.4 or 4.6 or because of circumstances resulting in the 30 day negotiation period described in Section 4.1(b), 4.2(b) or 4.5(b), such affected Lender agrees that it will take such reasonable steps as may reasonably be open to it to mitigate the effects of the circumstances described in the foregoing Sections (such steps to include the transfer of such Lender's Lending Office to another jurisdiction and the application for a Tax Credit); provided, however, that no Lender shall be obligated to (i) take any such steps if, in its opinion, such steps would require it to achieve less than its expected return with respect to the Facility or would have an adverse effect upon its assets or financial condition or (ii) achieve any particular result or incur any liability to the Borrower by virtue of any such steps resulting in less than complete mitigation of the relevant circumstances.

     (b) If, pursuant to clause (a), any Lender effectively obtains a refund of tax or credit (a "Tax Credit") against a payment made by the Borrower pursuant to Section 4.6 (a "Tax Payment"), and such Lender is able to identify such Tax Credit as being attributable to such Tax Payment, then such Lender, after actual receipt of such Tax Credit, shall reimburse the Borrower for such amount as such Lender shall reasonably determine to be the proportion of such Tax Credit as shall be reasonably attributable to such Tax Payment; provided, however, that no Lender shall be required to make any such reimbursement which would cause it to lose the benefit of such Tax Credit or would otherwise adversely affect any matter relating to such Lender in connection with the assessment or payment of any Taxes. If any Lender shall claim any Tax Credit pursuant to this Section, it shall have absolute discretion in the extent, order and manner in which it does so. No Lender shall be obligated to disclose information regarding its tax affairs or computations to the Borrower.

4.8  Payments, Computations, etc.

     (a) All payments by the Borrower pursuant to this Agreement or any other Loan Document shall be paid in Dollars, except as specifically set forth therein. All payments under this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent for the account of each Finance Party entitled thereto.

     (b) All payments under the Facility shall be made by the Borrower to the Administrative Agent for the account of each Finance Party entitled thereto, by delivery of Dollars in immediately available funds to an account of the Administrative Agent in New York City at the Administrative Agent's Lending Office, which account shall be designated from time to time by notice to the Borrower from the Administrative Agent, for the account of each Finance Party entitled thereto and, if such payment shall be of less than the amount of the relevant payment Obligation then due and owing, for the pro rata benefit of each Finance Party entitled to share in such payment in accordance with its respective portion of the aggregate unpaid amount of similar payment Obligations. All such payments shall be made, without setoff, deduction, or counterclaim, not later than 11:00 a.m., New York City time, on the date when due. Any payments received hereunder after the time and date specified in this Section shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Finance Party its share (calculated as aforesaid), if any, of such payments. Such remittance shall be to an account designated by such Finance Party to the Administrative Agent by notice from time to time and maintained at its Lending Office.

4.9  Proration of Payments

     If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of the principal amount of or interest on any Loan in excess of its pro rata share of payments then or therewith obtained by all

     Lenders entitled thereto upon the principal amount of and interest on all Loans, such Lender shall purchase from the other Lenders such participations in Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery rateably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including pursuant to
     Section  4.10)  with  respect to such participation as  fully  as  if  such
     Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim under the Facility in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefit of any recovery on such secured claim.

4.10 Set-off

     In addition to and not in limitation of any rights of any of the Finance Parties under Applicable Law, each Finance Party (or any branch thereof) shall, upon the occurrence of any Enforcement Event, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Finance Party in whatever currency (and, as security for the Obligations owing to each such Finance Party, but not to the exclusion of any other rights such Finance Party may have, the Borrower hereby grants to each such Finance Party a continuing security interest in any and all balances, etc., as aforesaid); provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.9.

4.11 Application of Proceeds

     (a) If at any time any amount (including any proceeds received in respect of any sale of, collection from, or other realization upon, all or any part of any collateral security subject of the Subsidiary Security Agreement) received by either Agent is less than the amount then due and payable pursuant to this Agreement or any other Loan Document such amount may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agents pursuant to Sections 10.3 and 10.4 and similar provisions contained in the other Loan Documents) in whole or in part by the Administrative Agent against, all or any part of the Obligations in the following order:-

          (i) first, to amounts outstanding to the Finance Parties under any Loan Document in respect of any amount other than interest on, or the Principal Amount of, any Loan;

          (ii) second, pro rata to amounts outstanding to the Finance Parties under any Loan Document in respect of interest on any Loan; and

          (iii) third, pro rata to amounts outstanding to the Finance Parties under any Loan Document in respect of the Principal Amount of any Loan.

     (b) Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations, and the termination of all Commitments (if not then already terminated), shall be paid over to or to whomsoever may be lawfully entitled to receive such surplus.

5.   CONDITIONS PRECEDENT TO MAKING LOANS

5.1  Initial Loans

     The obligations of the Lenders to make the Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article. Unless specifically stated to the contrary, each document, certificate and other Instrument delivered pursuant to this Section shall be dated on, or prior to, and shall be in full force and effect on, the Borrowing Date.

    The Administrative Agent shall have received:

5.1.1     Resolutions, etc.

     (a) a certificate of an Authorized Representative of the Borrower to the effect that (i) the representations of the Borrower set forth in each Loan Document to which it is a party shall be true and correct as at both the Effective Date and the Borrowing Date (after giving effect to the making of the Loans) and (ii) no Default shall have then occurred and be continuing; and

     (b) a certificate of the Secretary or similar officer of the Borrower as to:

       (i) resolutions of its Board of Directors or similar body then in force and effect authorizing the execution, delivery and performance of each Loan Document and any other document to be executed by it in connection with the transactions contemplated thereby;

      (ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document and any other document executed or to be executed by it; and

        (iii) its Organic Documents as then in effect,

     upon which certificate the Administrative Agent may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of the relevant Person cancelling or amending such prior certificate.

5.1.2     Agreement to Release, etc.

     (a) counterparts of the Agreement to Release, duly executed by Bank of America, Hecla Mining and the Collateral Agent; and

     (b) evidence that, subject only to payment of that portion of the Loans allocated to repaying the Nationsbank Credit Agreement, the collateral (designated by the Collateral Agent to be security under the
          Subsidiary Security Agreement) securing the Nationsbank Credit Agreement prior to the Borrowing Date is to be released in favor of the Borrower and, in addition, satisfactory provisions for the delivery to the Collateral Agent of that collateral which is in certificated form shall have been made.

5.1.3     Subsidiary Security Agreement

     (a) counterparts of the Subsidiary Security Agreement, duly executed by the Collateral Agent and an Authorized Representative of the Borrower;

     (b) evidence of the delivery (or provision for delivery) of all the shares of capital stock of the Pledged Share Issuers, together with stock powers executed in blank; and

     (c) evidence that all filings and registrations required under the laws of New York (or provision for the same) shall have been duly made.

5.1.4     Progress Agent Acceptance

     Counterparts of the Process Agent Acceptance, duly executed by the Process Agent, together with the evidence of the appointment of the Process Agent by the Borrower.

5.1.5     Opinions

     Opinions of:

     (a) Debevoise & Plimpton, New York counsel to the Finance Parties, substantially in the form of Exhibit F-1 attached hereto; and

     (b) Michael B. White, Vice President, General Counsel and Secretary to the Borrower, substantially in the form of Exhibit F-2 attached hereto.

5.1.6     Borrowing Notice

     The Administrative Agent shall have received a Borrowing Notice relating to the Loans, executed by an Authorized Representative of the Borrower.

5.1.7     Concerning the Industrial Revenue Bonds

    The Administrative Agent shall have received copies of documents relating to the Industrial Revenue Bonds, together with the Securities Pledge and Letter of Credit Agreement and the Account Control Agreement.

5.1.8     Closing Fees, Expenses, etc.

     The Administrative Agent shall have received (including, to the extent necessary, from the proceeds of the Loans to be made on the Borrowing
     Date) for the account of the Finance Parties entitled thereto, all fees and expenses (including those of the Agent's advisors then invoiced) due and payable on or prior to such Borrowing Date.

5.1.9     Compliance with Warranties, No Defaults, etc.

     The representations and warranties of the Borrower set forth in Article 6 and in all other Loan Documents shall be true and correct as of the date initially made, and both immediately before and after the making of the requested Loans:

     (a) such representations and warranties shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

     (b)  no Default shall have then occurred and be continuing.

6.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Finance Parties to enter into this Agreement and to make, maintain and/or continue the Loans hereunder, the Borrower, individually for itself and with respect to matters hereinafter relating to it, represents and warrants unto each of the Finance Parties, in each case as set forth in this Article. The representations and warranties set forth in this Article shall be made on the Effective Date and upon the delivery of the Borrowing Notice and shall be deemed to be made as at the Borrowing Date.

6.1  Organization, Power, Authority, etc.

     (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

     (b) The Borrower is qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary and has full power and authority, and holds all requisite Approvals, to own and hold under lease its property and to conduct its business substantially as currently conducted by it. The Borrower has full power and authority to enter into and perform its obligations under this Agreement and the other Loan Documents executed or to be executed by it.

6.2  Due Authorization; Non-Contravention

     The execution and delivery by the Borrower of this Agreement and each other Loan Document executed or to be executed by it and the performance by the Borrower of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on its part, do not and will not require any Approval (other than the filings, notarizations and registrations contemplated by this Agreement in connection with the effectiveness, perfection and priority of the Subsidiary Security Agreement) do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Requirement of Law or Approval binding on it, and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any Contractual Obligation (other than pursuant to this Agreement and the Subsidiary Security Agreement).

6.3  Validity, etc.

     (a) This Agreement constitutes, and each other Loan Document executed or to be executed by the Borrower constitutes, or on the due execution by each party thereto and delivery thereof will constitute, the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject as to enforceability, to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary.

     (b) The Subsidiary Security Agreement will, upon the taking of the various actions described hereunder and thereunder, create in favor of the stated beneficiary or secured party (howsoever denominated) thereunder, a valid and perfected first-priority Lien on all of the assets, properties and rights purported to be covered thereby as security for the relevant obligations expressed to be covered thereby, subject to no Liens, except (i) Permitted Liens and (ii) for the specific exceptions set forth in the legal opinions delivered pursuant to this Agreement.

6.4  Financial Information

     All balance sheets and all other financial information of the Borrower which have been furnished by it to the Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:-

     (a) the consolidated balance sheet (in substantially final form) at December 31, 1999 and the related consolidated statements of operations and cashflows, loss and deficit and change in financial position for the Fiscal Year then ended, of Hecla Mining and its Subsidiaries in respect of which an opinion was given by PricewaterhouseCoopers LLC; and

     (b) the consolidated balance sheet at September 30, 1999 and the related consolidated statement of profit and loss and cashflows for the Fiscal Quarter then ended, of Hecla Mining and its Subsidiaries, certified by the principal financial or accounting Authorized Representative of Hecla Mining, have  been  prepared  in  accordance with U.S.  GAAP  consistently  applied throughout  the  periods  involved (except as  disclosed  therein)  and  do present fairly (subject in the case of interim financial statements to year-end audit adjustments) the financial position of the Borrower as at the dates thereof and the results of its operations for the periods then ended. The Borrower on the date hereof does not have any material Contingent Liability or liability for taxes, long-term leases or unusual forward or unusual long-term commitments which are not reflected in its financial statements described in this Section or in the notes thereto.

6.5  Legal Status

     Neither the Borrower nor any of its properties or revenues enjoys any right of immunity from suit, set off, attachment prior to judgment or in aid of execution, or execution on a judgment in respect of its obligations under any of the Loan Documents to which it is a party.

6.6  Absence of Default

     The Borrower is not in default in the payment of or in the performance of any material obligation applicable to any Indebtedness (subject to any applicable grace period), or in default under any Requirement of Law or the terms or conditions upon which any Approval has been granted.

6.7  Litigation, etc.

     Except as disclosed in Item 1 ("Litigation") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened labor controversy, litigation, arbitration or governmental investigation or proceeding against the Borrower (or any of its Material Subsidiaries) or to which any of its business, operations, properties, assets or revenues is subject as to which there is a reasonable likelihood of an adverse outcome to the Borrower or any of its Material Subsidiaries and which, if adversely determined, would result in a Materially Adverse Effect. In the case of any litigation described in Item 1 ("Litigation") of the Disclosure Schedule, there has been no development in such litigation which would result in a Materially Adverse Effect.

6.8  Materially Adverse Effect

     Since the date of the most recent audited financial statements referred  to
     in   Section 6.4, there have been no occurrences which, individually or  in the aggregate, would result in a Materially Adverse Effect.

6.9  Taxes and Other Payments

     Except as disclosed in Item 2 ("Taxes") of the Disclosure Schedule, the Borrower has filed (and has caused its Material Subsidiaries to file) all tax returns and reports required by any Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labor, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business and no claim for the same exists except as permitted hereunder, except (i) any such taxes and governmental charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP shall have been set aside on the books of the Borrower or any relevant Material Subsidiary, (ii) any such tax and governmental charge which has not been timely invoiced as a result of the negligence of the relevant taxing authority, or (iii) in the case of any other claims, where failure to make payment therefor would not result in a Materially Adverse Effect.

6.10 Subsidiaries

     All of the Subsidiaries (including the Material Subsidiaries) of the Borrower as of the Effective Date are listed in Item 3 ("Subsidiaries") of the Disclosure Schedule.

6.11 Environmental Warranties

     Except as disclosed in Item 4 ("Environmental Matters") of the Disclosure Schedule or except where failure of any of the following statements to be true and correct would not reasonably be expected to have a Materially Adverse Effect:-

     (a) All facilities and property (including underlying groundwater) owned, operated, leased or utilized by the Borrower or any of its Material Subsidiaries have been, and continue to be, owned, operated, leased or utilized by such Person in compliance with all Environmental Laws in all material respects.

     (b) There have been no past, and there are no pending or, to the Borrower's knowledge, threatened:

          (i) claims, complaints, notices or requests for information received the Borrower or any of its Material Subsidiaries with respect to any alleged violation of any Environmental Law, or

          (ii) complaints, notices or inquiries to the Borrower or any of its Material Subsidiaries regarding potential liability under any Environmental Law.

     (c) There have been no releases or emissions of Hazardous Materials at, on or under any property now or previously owned, operated or leased by the Borrower or any of its Material Subsidiaries.

     (d) Each of the Borrower and its Material Subsidiaries has been issued, and is in material compliance, with all Approvals relating to environmental matters and necessary or reasonably advisable for its operations as presently conducted.

     (e) No property now or previously owned, operated or leased by the Borrower or any of its Material Subsidiaries in connection with its operations as presently conducted is listed or proposed for listing on any governmental or regulatory list of sites requiring investigation or clean-up.

     (f) There are no underground or above-ground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, operated or leased by any of the Borrower or its Material Subsidiaries in connection with its operations as presently conducted.

     (g) None of the Borrower or its Material Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on any governmental or regulatory list which is the subject of any enforcement action or other investigation which may lead to material claims against any such Person for any remedial work, damages to natural resources or personal injury.

     (h) There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, operated or leased by any of the Borrower or its Material Subsidiaries in connection with its operations as presently conducted.

     (i) No conditions exist at, on or under any property now or previously owned, leased, operated, licensed or used by any of the Borrower or its Material Subsidiaries in connection with its operations as presently conducted which, with the passage of time, or the giving of notice or both, would give rise to liability under Environmental Law.

6.12 ERISA Liabilities

     All currently existing ERISA Plans are listed in Item 5 ("ERISA Plans") the Disclosure Schedule. Except as disclosed in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in
     Section 4001 of ERISA.  Except as set forth in the Disclosure Schedule:

     (a) no "accumulated funding deficiency" (as defined in Section 4.12(a) of the Internal Revenue Code) exists in excess of U.S. $1,000,000 with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate; and

     (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than U.S.$1,000,000.

6.13 Regulations T, U and X

     The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any Loans will be used for a purpose which violates or would be inconsistent with, F.R.S. Board Regulations T, U and X. Terms for which meanings are provided in F.R.S. Board Regulations T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

6.14 Government Regulation

     Neither the Borrower nor any Subsidiary thereof is an "investment company" within the meaning of the Investment Company Act of 1940, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935.

6.15 Pari Passu

     Upon discharge in full of the Indebtedness arising under the Nationsbank Credit Agreement (but subject to Section 7.3.2(l)), the payment obligations of the Borrower under this Agreement rank at least pari passu in right of payment with all of the Borrower's other unsecured and unsubordinated Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

7.   COVENANTS

7.1  Informational and Financial Covenants

     The Borrower agrees with each Finance Party that, until all Commitments have terminated and all Obligations have been paid and performed in full the Borrower will perform its relevant obligations set forth in this Section.

7.1.1     Financial Information, etc.

     The Borrower will deliver to the Administrative Agent copies of the following reports and information:-

     (a) promptly when available, and in any event within 90 days after the close of each of its Fiscal Years, its consolidated balance sheet at the close of such Fiscal Year and related consolidated statements of operations and cashflows, loss and deficit, and changes in financial position, as may be relevant (with comparable information at the close of and for the prior Fiscal Year) and reported on without Impermissible Qualification by an independent certified public or chartered accountant of recognized international standing; and

     (b) promptly when available, and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, its consolidated balance sheet at the close of such Fiscal Quarter and related consolidated statements of operations and cashflows, loss and deficit, and changes in financial position, as may be relevant, for such Fiscal Quarter and for the period in such Fiscal Year ending on the last day of such Fiscal Quarter (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal
          Year) and certified by its accounting or financial Authorized Representative.

7.1.2     Defaults

     As soon as practicable and in any event within three Business Days after obtaining knowledge of the occurrence of any Default relating to it, the Borrower will furnish to the Administrative Agent a statement of its chief financial Authorized Representative setting forth details of such Default and the action which it has taken and proposes to take with respect thereto.

7.1.3     Miscellaneous Information

     The Borrower will deliver to the Administrative Agent copies of the following reports and information:-

     (a) without duplication of any other clause of this Section, notice of the occurrence as soon as possible and in any event within three Business Days after the Borrower knows or has reason to know of any circumstance which has a reasonable likelihood of having a Materially Adverse Effect;

     (b) (i) promptly after the sending or filing thereof, copies of all reports that it or any of its Material Subsidiaries sends to its public shareholders and copies of registration statements and material filings made with the U.S. Securities and Exchange Commission or any other national securities exchange or commission, and (ii) without duplication of sub-clause (i), promptly upon the making, filing or receipt thereof, copies of each material report and document delivered to, filed with, or received from any Governmental Agency which contains details of any event or circumstance which could or might have a Materially Adverse Effect;

     (c) as soon as practicable details of any litigation, arbitration or administrative proceedings, which if resolved against the Borrower (or any of its Subsidiaries) could result in the Borrower (or any such Subsidiary) suffering a loss in excess of U.S.$1,000,000 (or the equivalent thereof in any other currency); and

     (d) all other information relating to its or its Subsidiaries' financial condition, operations or assets the Administrative Agent (or any Lender by notice to the Administrative Agent, which notice shall be copied to the Borrower) may from time to time reasonably request.

7.1.4     Books and Records; Access

     The Borrower will (and will cause its Material Subsidiaries to) keep financial records and statements reflecting all of its business affairs and transactions in accordance with U.S. GAAP.

7.1.5     Accuracy of Information

     All factual information hereafter furnished by or on behalf of the Borrower in writing to any of the Finance Parties for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in every material respect on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

7.2  Affirmative Covenants

     The Borrower agrees with each Finance Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform its relevant obligations set forth in this Section.

7.2.1     Compliance with Laws, etc.

     The Borrower will (and will cause its Material Subsidiaries to) comply (a) in all material respects with all Applicable Laws and (b) in the case of the Borrower, the terms of any Loan Document to which it is a party.

7.2.2     Maintenance of Corporate Existence

     The Borrower will (and will cause its Material Subsidiaries to) do and will cause to be done at all times all things necessary to maintain and preserve its corporate existence and to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified and where there is a reasonable likelihood of a Materially Adverse Effect if any such Person is not so qualified.

7.2.3     Payment of Taxes, etc.

     The Borrower will (and will cause its Material Subsidiaries to) pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labor, material, supplies, personal property and services); provided, however, that the foregoing shall not require any of the foregoing Persons to pay or discharge any such tax, assessment, fee, charge or levy (i) if such tax, etc. has not been timely invoiced as a result of the negligence of the relevant taxing authority, or so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with U.S. GAAP with respect thereto or
     (ii) in the case of any such claims due, to claims where failure to make payment therefor would not result in a Materially Adverse Effect.

7.2.4     Proceeds

     The Borrower shall apply the proceeds of the Loans strictly in accordance with the terms of this Agreement, including the third recital.

7.2.5Environmental Covenant

     (a) The Borrower will, and will cause each of its Material Subsidiaries to, use and operate all of its assets, facilities and properties in material compliance with, keep all material Approvals relating to environmental matters in effect and remain in material compliance with and handle all Hazardous Materials in material compliance with, all applicable Environmental Laws except where failure to be in compliance with the foregoing would not reasonably be expected to have a Materially Adverse Effect;

     (b) The Borrower will (and ensure that each of its Material Subsidiaries) immediately notify the Administrative Agent and (upon the request of the Administrative Agent) provide copies upon receipt of all material written claims, complaints or notices or inquiries relating to the condition of its facilities and properties or compliance with all applicable Environmental Laws, and shall diligently contest, in appropriate proceedings, or promptly cure (to the extent necessary to terminate such action or proceeding) any actions and proceedings relating to compliance with all applicable Environmental Laws except where failure to be in compliance with the foregoing would not reasonably be expected to have a Materially Adverse Effect; and

     (c) The Borrower will provide such information which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section.

7.2.6     Pari Passu

     The Borrower will ensure that, upon discharge of the Indebtedness arising under the Nationsbank Credit Agreement (subject to Section 7.3.2(l)), its payment Obligations under this Agreement rank at least pari passu in right of payment with all of its other unsecured and unsubordinated Indebtedness other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

7.3  Negative Covenants

     The Borrower agrees with each Finance Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform its relevant obligations set forth in this Section.

7.3.1     Business Activities; Place of Business; Organic Documents; Fiscal Year

     The Borrower shall not:-

          (i) change any chief executive office or principal place of business without first taking (to the satisfaction of the Collateral Agent) all actions necessary to protect and perfect the Liens granted pursuant to the Subsidiary Security Agreement;

          (ii) amend its Organic Documents in any material respect or change its corporate name; or

         (iii) change its Fiscal Year.

7.3.2     Indebtedness

     The Borrower will not (and will not permit its Material Subsidiaries to) create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than (without duplication):-

     (a)  Indebtedness in respect of the Loans and other Obligations;

     (b) Indebtedness in respect of taxes, assessments or governmental charges, and Indebtedness in respect of claims for labor, materials or supplies incurred in the ordinary course of business to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 7.2.3;

     (c) Indebtedness in respect of judgments or awards, enforcement of which has not been stayed by reason of a pending appeal or otherwise, for a period of more than 21 days, which do not, in the aggregate, exceed U.S.$1,000,000 (or the equivalent thereof in any other currency) or the payment of which is not covered in full by insurance (subject to any customary deductibles) maintained with responsible insurance companies;

     (d) any other Indebtedness disclosed in Item 6 ("Indebtedness") of the Disclosure Schedule;

     (e) until the Borrowing Date, Indebtedness arising under the Nationsbank Credit Agreement, which (other than as set forth in clause (l)) shall be discharged with the proceeds of the Loans and, until discharge thereof (on or after the Borrowing Date) with the proceeds of the Loans, Indebtedness arising under the Existing Standard Credit Agreement;

     (f) Indebtedness existing at the time of the purchase of any asset or property in the ordinary course of business and/or incurred only in connection with the acquisition, development and improvement of such asset or property and without any recourse to (or any other form of financial support from) the Borrower or any of its relevant Material Subsidiaries;

     (g) Indebtedness in respect of and otherwise permitted by the La Camorra Credit Agreement;

     (h) intercompany Indebtedness not in excess of an aggregate principal amount of U.S. $5,000,000 (or the equivalent thereof in any other currency);

     (i) Indebtedness incurred in connection with any Greens Creek Financing; provided, however, that at the time the Borrower proposes to incur such Indebtedness, the Borrower shall have demonstrated to the reasonable satisfaction of the Required Lenders that one or more Approved Sales Transactions will occur prior to the Maturity Date and the proceeds thereof will be sufficient to repay the Obligations prior to the Maturity Date;

     (j) Indebtedness in respect of Hedging Obligations incurred hereinafter which, in the opinion of the Lenders, acting reasonably, would not impose undue financial constraints on the Borrower;

     (k) without duplication of any other sub-clause of this Clause, Indebtedness not in excess of an aggregate amount of U.S.$5,000,000 (or the equivalent thereof in any other currency) including in respect of Capitalized Lease Liabilities, the purchase of capital assets on instalment terms and trade letters of credit; and

     (l) until June 30, 2000, Indebtedness (not to exceed U.S. $9,940,959.00) in favor of Bank of America to support a letter of credit issued by Bank of America for the benefit of Hecla Mining and relating to the Industrial Revenue Bonds.

7.3.3     Liens

     The Borrower will not (and will not permit its Material Subsidiaries to) create, incur, assume or suffer to exist any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

     (a) Liens in favor of any of the Finance Parties granted pursuant to any Loan Document;

     (b)  Liens arising from mandatory provisions of Applicable Law;

     (c)  Liens specifically permitted by the Subsidiary Security Agreement;

     (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP shall have been set aside on its books or in the case of any other claims, where failure to make payment therefor would not be likely to result in a Materially Adverse Effect;

     (e) Liens of carriers, warehousemen, mechanics, materialmen, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP shall have been set aside on its books;

     (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (g)  judgment  Liens (relating to judgments or awards which do not  in  the aggregate, exceed U.S.$1,000,000 (or the equivalent thereof in any other currency)) in existence less than 21 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

     (h)  any other Lien disclosed in Item 7 ("Liens") of the Disclosure
          Schedule;

     (i)  Liens arising under and permitted by the La Camorra Credit Agreement;

     (j) until the Borrowing Date, Liens under and permitted by the Nationsbank Credit Agreement and (until the discharge thereof with the proceeds of the Loans) the Existing Standard Credit Agreement;

     (k)  Liens securing Indebtedness described in Section 7.3.2 (f), (i), (j),
          (k) and (l); provided, however, that for the avoidance of doubt, the Liens described in Section 7.3.2(l) may not cover any collateral subject of the Subsidiary Security Agreement;

     (l) Liens securing the purchase price of equipment or filed in connection with leases of equipment; and

     (m) Liens granted to operators of mining joint ventures to secure the obligations of the Borrower or any Material Subsidiary of the Borrower that is not an operator of such joint ventures.

7.3.4     ERISA Plans

     The Borrower will not, and will not permit any other Related Person to, incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

7.3.5     Capital Expenditures

     The Borrower will not (and will not permit any of its Material Subsidiaries to) make or commit to make any Capital Expenditures other than (i) Capital Expenditures not to exceed in the aggregate U.S.$20,000,000 (or the equivalent in any other currency) during the period prior to the Maturity Date which amount shall include Capital Expenditures planned, as at the Effective Date, to be incurred in respect of Greens Creek (prior to any purchase of the ownership interest therein not currently owned by the Borrower), (ii) as may be permitted pursuant to the terms of any possible Greens Creek Financing after any purchase of the ownership interest in Greens Creek not currently owned by the Borrower and
     (iii) in the case of MHV, as set forth in or as otherwise permitted by the La Camorra Credit Agreement.

7.3.6     Investments

     None of the Borrower or any of its Subsidiaries will form or suffer to exist any Subsidiary (other than those Subsidiaries disclosed in Item 3 of the Disclosure Schedule ("Subsidiaries")) and , without duplication of the foregoing, will not make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication);

     (a) Investments in existing projects and other investments existing on the Effective Date and identified in Item 8 ("Ongoing Investments") of the Disclosure Schedule;

     (b)  Cash Equivalent Investments purchased and held from time to time;

     (c) intercompany Indebtedness not in excess of an aggregate principal amount of U.S.$5,000,000 (or the equivalent thereof in any other currency);

     (d)  Investments  permitted  as  Capital Expenditures  pursuant  to Section
          7.3.5;

     (e) without duplication of any of the foregoing, Investments contemplated by and permitted under the La Camorra Credit Agreement;

     (f) Investments made by way of acquisitions of other Persons or businesses with the common shares of the Borrower used as sole consideration for such acquisitions; and

     (g) Investments in respect of Greens Creek in conjunction with or after any purchase of the ownership interest therein not currently owned by the Borrower provided that such Investments are permitted by the terms of any Greens Creek Financing.

7.3.7     Consolidation, Merger, etc

     The Borrower will not, and will not permit any Material Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof); provided, however, that the foregoing shall not apply to (i) any possible purchase of the remaining interest (not currently held by the Borrower) in Greens Creek and (ii) acquisitions of other Persons or businesses with the common shares of the Borrower used as sole consideration for such acquisitions.

7.3.8     Asset Dispositions

     The Borrower will not, and will not permit any of its Material Subsidiaries to, sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable) to any Person, unless:-

     (a) such disposition is made in the ordinary course of business and consists of finished goods inventories (which may consist, without limitation, of concentrates, ore, refined metal or other product forms customarily sold as end products in the mining and minerals industry);

     (b) such disposition is of obsolete or replaced assets, which are no longer used or useful to the Borrower or such Material Subsidiary;

     (c) the net book value of all assets disposed of by the Borrower and its Material Subsidiaries (excluding, however, assets proposed of pursuant to clauses (a) and (b)) in the same Fiscal Year does not exceed U.S.$5,000,000 or the equivalent thereof in any other currency calculated at the time of the relevant disposition) and fair value in cash is received therefor; provided, however, that if the Borrower shall request consent from the Administrative Agent for an asset sale not otherwise permitted by this Clause and the Administrative Agent shall, as a condition to its consent thereto, stipulate that the proceeds from such sale be used to prepay the Loans, then only such proceeds received from such sale as would exceed U.S.$5,000,000 (or the equivalent thereof as aforesaid) may be used for any mandatory prepayment of the Loans;

     (d) such disposition is an Approved Sale Transaction and the Net Sales Proceeds resulting therefrom shall be used to make a mandatory prepayment of the Loans pursuant to Section 3.1.2;

     (e) a disposition of the shares of MWCA, any of its Subsidiaries or any related businesses or assets; or

     (f) without duplication of any of the foregoing, such disposition is permitted under the La Camorra Credit Agreement.

7.3.9     Transactions with Affiliates

     The Borrower will not enter into, or cause, suffer or permit to exist:

     (a) any arrangement or contract pursuant to which any Indebtedness is extended by the Borrower or any of its Material Subsidiaries to any Affiliate unless permitted by Section 7.3.6(c);

     (b) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower or any of its Material Subsidiaries to any Affiliate unless such arrangement is fair and equitable to the Borrower or any such Material Subsidiary; and

     (c) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Borrower or any of its Material Subsidiaries with, or which is on terms which are less favorable to, the Borrower or any such Material Subsidiary than are obtainable from, any Person which is not one of its Affiliates.

7.3.10    Restrictive Agreements, etc.

     The Borrower will not enter into any agreement (excluding this Agreement and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Operative Document.

8.   EVENTS OF DEFAULT

8.1  Events of Default

     The term "Event of Default" shall mean any of the events set forth in this Section.

8.1.1     Non-Payment of Obligations

     The Borrower:-

     (a) shall default in the payment or prepayment when due of any Principal Amount; or

     (b) shall default in the payment when due of any other Obligation (and such default shall continue unremedied for a period of three Business
          Days).

8.1.2     Non-Performance of Certain Covenants

     The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2.2, 7.2.4, 7.2.6 or 7.3 (other than (i) to the extent such default shall have arisen as a result of any action or event beyond the control of the Borrower, Section 7.3.2 or 7.3.3 or (ii) if any such default is capable of cure or remedy, such default shall continue unremedied for a period of 21 Business Days (or such longer period as the Administrative Agent may agree, if the Administrative Agent determines that such default is reasonably capable of being cured in such longer period) after notice thereof shall have been given to the Borrower by the Administrative Agent).

8.1.3     Non-Performance of Other Obligations

     The Borrower shall default in the due performance or observance of any term, condition, covenant or agreement, whether contained herein or in any other Loan Document executed by it (other than a default arising pursuant to Section 8.1.1 or 8.1.2) and, if capable of cure or remedy, such default shall continue unremedied for a period of 21 Business Days (or such longer period as the Administrative Agent may agree, if the Administrative Agent determines that such default is reasonably capable of being cured within such longer period) after notice thereof shall have been given to the Borrower by the Administrative Agent.

8.1.4     Breach of Representation or Warranty

     Any representation or warranty of the Borrower hereunder or in any other Loan Document executed by it or in any other writing furnished by or on behalf of the Borrower to any Finance Party for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

8.1.5     Default on other Indebtedness

     A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, by the Borrower or any of its Subsidiaries under any Indebtedness (excluding Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of U.S.$1,000,000 (or the equivalent of any of the foregoing in any other currency), or the maturity of any such Indebtedness shall be accelerated.

8.1.6     Bankruptcy, Insolvency, etc.

     The Borrower or any of its Material Subsidiaries shall:-

     (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

     (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person, or any property of any thereof, or make a general assignment for the benefit of creditors;

     (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower hereby expressly authorizes the Administrative Agent to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend the rights of the Finance Parties under the Loan Documents;

     (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Person and, if such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Administrative Agent to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend the rights of the Finance Parties under the Loan Documents;

     (e) suffer any comparable event to any of the foregoing in any jurisdiction; or

     (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

8.1.7     Impairment of Loan Documents

     This Agreement or any other Loan Document shall terminate or cease in whole or part to be the legal, valid, binding and enforceable obligation of the Borrower; the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien which, except as permitted by Section 7.3.3, ranks first in priority (other than as a result of any action or omission by the Collateral Agent).

8.1.8     Judgments

     Any judgment or order for the payment of money in excess of U.S.$1,000,000 (or the equivalent thereof in any other currency) shall be rendered against the Borrower or any of its Material Subsidiaries and either:-

     (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

     (b) there shall be any period of 21 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless the payment of such judgment is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

8.1.9     Change in Control

     Any Change in Control shall occur.

8.1.10    Materially Adverse Effect

     Any  event  (other  than  as  enumerated in any  other  provision  of  this
     Article)  shall  occur  or  condition  shall  exist  which  constitutes   a
     Materially Adverse Effect.

8.2  Action if Bankruptcy

     If an Insolvency Event shall occur, the Commitments (if not theretofore terminated) shall automatically terminate, without notice, and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

8.3  Action if Other Event of Default

     If any Event of Default (other than an Insolvency Event) shall occur for any reason, whether voluntary or involuntary, and be continuing the Administrative Agent may (acting with the consent of the Required Lenders), and upon the direction of the Required Lenders, shall, upon notice or demand to the Borrower, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and any and all other such Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, such Commitments shall terminate.

9.   THE AGENTS

9.1  Actions

     Each Lender authorizes the Collateral Agent and the Administrative Agent to act in the relevant capacity on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which such Agent agrees that it will, subject to the last paragraph of this Section, comply in good faith except as otherwise advised by counsel to the effect that any such compliance might subject such Agent to any liability of whatsoever nature), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

     Without limiting the generality of the foregoing, each Lender hereby authorizes the Collateral Agent to act on behalf of such Lender to execute and accept on its behalf the Subsidiary Security Agreement and to take all such actions thereunder necessary or appropriate with respect to management or enforcement of the collateral security provided by the Subsidiary Security Agreement and enforcement of the rights of the Finance Parties thereunder.

     Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify each Agent, pro rata, according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any other Loan Document, including the reimbursement of each Agent for all out-of-pocket expenses (including attorneys' fees and expenses) incurred by such Agent hereunder or in connection herewith or with any other Loan Document or in enforcing the Obligations under this Agreement or any other Loan Document (subject as aforesaid) in all cases as to which such are not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted from either Agent's gross negligence or wilful misconduct. Neither Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the relevant Lenders against loss, costs, liability and expense. If any indemnity in favor of either Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

9.2  Funding Reliance, etc.

     Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. on the day prior to the proposed Borrowing Date that such Lender will not make available the amount which would constitute its Percentage of the Loans to be made by all the Lenders on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the relevant Loans.

9.3  Exculpation

     Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Finance Party for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or thereunder, or the validity, genuineness, creation, perfection or priority of the Liens created by any Loan Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person.

9.4  Successors

     Either Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all the Lenders. If either Agent at any time shall resign, the Required Lenders may appoint another Lender as the relevant successor Agent which shall thereupon become such Agent hereunder. If no such successor Agent shall have been so appointed as aforesaid, and shall have accepted such appointment, within 30 days after such retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Required Lenders, appoint a relevant successor Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least U.S.$500,000,000 (or the equivalent thereof in another currency). Upon the acceptance of any appointment as an Agent hereunder by any successor Agent, such successor Agent shall be entitled to receive from the relevant retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the relevant retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and each other Loan Document.

9.5  Loans by Standard Bank

     Standard Bank shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates as any Lender and may exercise the same as if it were not the Administrative Agent or the Collateral Agent. Each of Standard Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of any thereof as if Standard Bank were not an Agent.

9.6  Standard Bank as Administrative Agent

     In acting as Administrative Agent for the Lenders, Standard Bank's banking division will be treated as a separate entity from any other of its divisions (or similar unit of the Administrative Agent in any subsequent re-organization) or subsidiaries (the "Other Divisions") and, in the event that the Administrative Agent should act for the Borrower or Affiliate thereof in a corporate finance or other advisory capacity ("Advisory
     Capacity"), any information given by such person to one of the Other Divisions is to be treated as confidential and will not be available to any of the Finance Parties without the consent of such persons provided that:-

     (a) the consent of the Borrower or Affiliate will not be required in relation to any information which the Administrative Agent in its discretion determines relates to a Default or in respect of which the Lenders have given a confidentiality undertaking in a form satisfactory to the Administrative Agent and the Borrower or Affiliate acting reasonably; and

     (b) if representatives or employees of the Administrative Agent receive information in relation to the Borrower or Affiliate or while acting in an Advisory Capacity they will not be obliged to disclose such information to representatives or employees of the Administrative Agent in their capacity as agent bank hereunder or to any of the Lenders if to do so would breach any rule or regulation or fiduciary duty imposed upon such Persons.

9.7  Credit Decisions

     Each Lender acknowledges that, it has, independently of the Agents and each other Lender, and based on the financial and other information referred to in Section 6.4 and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to maintain its Commitments and participate in the Facility. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

9.8  Copies, etc.

     Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement or any of the other Loan
     Documents. Each Agent will distribute to the relevant Lenders each Instrument received for its account (but excluding, for the avoidance of doubt, any fee letter referred to in Section 3.3) and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or any other of the Loan Documents.

10.  MISCELLANEOUS

10.1 Waivers, Amendments, etc

     The provisions of this Agreement and of each other Loan Document (except to the extent expressly otherwise set forth in such Loan Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower, the Required Lenders, the Collateral Agent (but only if such provision involves the rights or obligations of the Collateral Agent) and the Administrative Agent (but only if the relevant provision involves the rights or obligations of the Administrative Agent); provided, however, that no such amendment, modification or waiver which would:-

     (a) modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with all the Lenders or the Required Lenders shall be effective unless consented to by each Lender;

     (b) modify this Section, change the definition of "Required Lenders", increase the Aggregate Commitment Amount, change the definition of "Percentage", or otherwise subject any Lender to any additional obligation hereunder, shall be effective without the consent of all the Lenders;

     (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any other amount payable hereunder or under any other relevant Loan Document shall be made without the consent of all the Lenders;

     (d) reduce any fee described in Section 3.3 or affect the interests, rights or obligations of either Agent qua Agent shall be made without the consent of such Agent; or

     (e) except as specifically provided for in this Agreement or the Subsidiary Security Agreement, authorize or effect the release of any material collateral which is the subject of any Lien granted or purported to be granted pursuant to the Subsidiary Security Agreement shall be made without the consent of all the Lenders.

     No failure or delay on the part of any Finance Parties in exercising any power or right under this Agreement or any other Loan Document to which it is a party shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Finance Party under this Agreement or any other Loan Document to which it is a copy shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

10.2 Notices

     All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to it at the relevant address for such party set forth below its signature hereto and designated as its "Address for Notices" or at such other address as may be designated by such party in the relevant Loan Document or a notice to the other parties. Any notice, if sent by hand delivery or courier delivery, shall be deemed received on the Business Day when delivered and, if transmitted by telex or facsimile, shall be deemed given on the Business Day when transmitted (answerback confirmed in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

10.3 Costs and Expenses

     (a) Without prejudice to similar obligations of the Borrower under any other Loan Document, the Borrower agrees to pay on demand all, reasonable out-of-pocket expenses (inclusive of United Kingdom Value Added Tax or any other similar tax) of each Agent for the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel and designated local counsel to either Agent from time to time incurred in connection therewith), whether or not the transactions contemplated hereby are consummated, and all expenses (inclusive as aforesaid) of the Agents (including reasonable fees and expenses of counsel and designated local counsel to either Agent and any stamp or other taxes) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Loan Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Loan Document and all amendments or supplements to any thereof and any and all other documents or Instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of any other Loan Document.

    (b) The Borrower agrees to reimburse each Finance Party upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and expenses and inclusive of United Kingdom Value Added Tax or any other similar tax) incurred by such Finance Party in connection with (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (ii) the enforcement of any such Obligations.

10.4 Indemnification

     In consideration of the execution and delivery of this Agreement by each Finance Party and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Finance Party and each of such Finance Party's Affiliates, officers, directors, shareholders, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith, in each case arising from the claims of third parties including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:-

     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; or

     (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties,

     except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities for which each is liable hereunder and which is permissible under Applicable Law.

10.5 Survival

     The  obligations of the Borrower under Sections 3.3, 4.2,  4.3,  4.4,  4.6,
     10.3 and 10.4 and the obligations of the relevant Lenders under Section 9.1, shall, in each case, survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery of this Agreement and each such other Loan Document.

10.6 Severability

     Any  provision  of  this  Agreement or any other  Loan  Document  which  is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7 Headings

     The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

10.8 Counterparts; Effectiveness

     This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Collateral Agent and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the
     "Effective Date") when counterparts hereof executed on behalf of the Borrower, the Collateral Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

10.9 Governing Law; Entire Agreement

     (a) THIS AGREEMENT AND, UNLESS OTHERWISE SPECIFIED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     (b) This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, or document with respect thereto.

10.10     Successors and Assigns

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

     (a) the Borrower may not assign or transfer its rights or obligations without the prior written consent of the Administrative Agent, the Collateral Agent and all the Lenders; and

     (b) the rights of sale, assignment, and transfer of the Lenders are subject to Section 10.11.

10.11     Sale and Transfer of Loans; Participations in Loans

     Each  Lender  may  assign,  or  sell  participations  in,  its  Loans   and
     Commitments in accordance with this Section.

10.11.1   Assignments

     Any Lender, with notice to the Borrower and the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender or to one or more commercial banks, as set forth in this Section. Each Person described as being the Person from or to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignor Lender" or "Assignee Lender", respectively.

     Each Assignor Lender may assign and delegate all or any fraction of such Assignor Lender's total Loans and Commitments. Such assignment and delegation shall be of a constant, and not a varying, percentage of all the Assignor Lender's Loans and Commitments in a minimum aggregate amount of U.S.$1,000,000; provided, however, that any transfer by any Lender of any Commitment shall require the consent (not to be unreasonably withheld or delayed) of the Administrative Agent; and provided, further, however, that, the Borrower and each Agent shall be entitled to continue to deal solely and directly with the Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

     (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Assignor Lender and such Assignee Lender;

     (b) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, which shall have been accepted by the Administrative Agent;

     (c) the Administrative Agent shall have been provided with such evidence as the Administrative Agent may reasonably request in connection with any Approval required or advisable in connection with such assignment and delegation; and

     (d)  the processing fees (if any) described below shall have been paid.

     From and after the date that the Administrative Agent accepts such Lender Assignment Agreement (which shall be promptly after the delivery of the documentation referred to above and after the Administrative Agent shall be satisfied that the relevant assignment is in compliance with the requirements of this Agreement and each other Loan Document under which the assignment is being effected), (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and
     delegated   to  such  Assignee  Lender  in  connection  with  such   Lender
     Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents.

     Accrued interest on that part of the Loans assigned to the Assignee Lender, and accrued fees in respect thereof, shall be paid as provided in the Lender Assignment Agreement. Except in the case where any such Assignee Lender is an Affiliate of such Assignor Lender, such Assignor Lender or such Assignee Lender shall also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of U.S.$1,500. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

     In no event shall the Borrower be required to pay any amount under Sections 4.2, 4.3, 4.4, 4.5 and 4.6 existing at the time of any proposed assignment to any Assignee Lender hereunder which would otherwise be payable if such assignment took place.

10.11.2   Participations

     Any Lender may at any time sell to one or more commercial banks (excluding the Borrower or any Affiliate of the Borrower) (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments or other interests of such Lender; provided, however, that:

     (a) no participation contemplated in this Section shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

     (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

     (c) the Borrower and each Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

     (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in Section 10.1(b) or
          (c); and

     (e) the Borrower shall not be required to pay any amount under Sections 4.2, 4.3, 4.4, 4.5 and 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

     The Borrower acknowledges and agrees that each Participant, for the purposes of Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.9, 4.10, 4.11, 10.3
     and 10.4, shall be considered a Lender.

10.12     Other Transactions

     Without prejudice to the provisions of Section 9.5, nothing contained herein shall preclude any Finance Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of their Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

10.13     Forum Selection and Consent to Jurisdiction; Waiver of Immunity

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IN ADDITION IN THE COURTS OF ANY JURISDICTION WHERE ANY COLLATERAL OR OTHER PROPERTY OF THE BORROWER MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION WITH OFFICES ON THE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 (THE "PROCESS AGENT") AS ITS AGENT FOR SERVICE OF PROCESS IN NEW YORK. SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO IT IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ADDRESS AND THE BORROWER HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN NEW YORK ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY

     THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES SET FORTH BELOW ITS SIGNATURE HERETO. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

10.14     Waiver of Jury Trial

     THE AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        HECLA MINING COMPANY
                                        as the Borrower

                                        By: /s/ John P. Stilwell

                                        Title:  Vice President - Chief
                                                Financial Officer

                                        Address for Notices:

                                        6500 Mineral Drive
                                        Coeur d'Alene
                                        Idaho 83815-8788
                                        U.S.

                                        Facsimile No.: 1-208-709-7612
                                        Attention:  Chief Financial Officer


Commitment Amount :  U.S.$55,000,000    STANDARD BANK LONDON LIMITED
                                        as a Lender

                                        By:  /s/ Steven Sharpe

                                        Title:  Assistant General Manager

                                        By:  /s/ Don Newport

                                        Title:  Head of Mining Finance

                                        Lending Office:

                                        Standard Bank London Limited
                                        Cannon Bridge House
                                        25 Dowgate Hill
                                        London  EC4R 2SB

                                        Address for Notices:

                                        Standard Bank London Limited
                                        Cannon Bridge House
                                        25 Dowgate Hill
                                        London EC4R 2SB

                                        Facsimile No.: 44-171-815-4284
                                        Attention:     Steven Sharpe

                                        STANDARD BANK LONDON LIMITED
                                        as Administrative Agent

                                        By:  /s/ Steven Sharpe

                                        Title:  Assistant General Manager

                                        By:  /s/ Don Newport

                                        Title:  Head of Mining Finance

                                        Address for Notices:

                                        Standard Bank London Limited
                                        Cannon Bridge House
                                        25 Dowgate Hill
                                        London EC4R 2SB

                                        Facsimile No.: 44-171-815-4284
                                        Attention: Steven Sharpe


                                        STANDARD BANK LONDON LIMITED
                                        as Collateral Agent

                                        By:  /s/ Steven Sharpe

                                        Title:  Assistant General Manager

                                        By:  /s/ Don Newport

                                        Title:  Head of Mining Finance

                                        Address for Notices:

                                        Standard Bank London Limited
                                        Cannon Bridge House
                                        25 Dowgate Hill
                                        London EC4R 2SB

                                        Facsimile No.: 44-171-815-4284
                                        Attention:     Steven Sharpe